UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2025 (April 15, 2025)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 15, 2025, Pluri Inc.’s (the “Company”) wholly owned subsidiary, Pluri Biotech Ltd., received a formal notice of termination from the U.S. National Institute of Allergy and Infectious Diseases (“NIAID”) of a contract that had previously been awarded to the subsidiary. According to the notice of termination, the contract was terminated for the Government’s convenience and such termination was effective as of April 15, 2025.

The three-year, $4.2 million contract, originally announced by the Company on July 11, 2023, was entered into to support the development of Pluri’s PLX-R18 cell therapy as a potential novel treatment for Hematopoietic Acute Radiation Syndrome (H-ARS). The program included collaboration with the U.S. Department of Defense Armed Forces Radiobiology Research Institute (AFRRI) and the Uniformed Services University of Health Sciences (USUHS) and was funded by NIAID as part of the National Institutes of Health.

The Company believes that the termination of the contract may reflect broader federal budgetary and administrative adjustments that have recently affected multiple health-related agencies, including the National Institutes of Health. The Company is monitoring these developments closely and will assess any potential implications for its ongoing programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: April 17, 2025	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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